                                                                  EXHIBIT 11.1

                              SOLIGEN TECHNOLOGIES, INC.

                          COMPUTATION OF NET LOSS PER SHARE



                                                   THREE MONTHS ENDED             SIX MONTHS ENDED
                                                      SEPTEMBER 30,                 SEPTEMBER 30,
                                                      -------------                 -------------
                                                   1996           1995           1996           1995
                                                   ----           ----           ----           ----

Weighted average common shares outstanding   29,738,330     24,430,330     29,738,330     24,011,108
                                            -----------    -----------    -----------    -----------

Net loss                                    $  (658,000)   $  (351,000)   $(1,212,000)   $  (756,000)
                                            -----------    -----------    -----------    -----------

Net loss per share                          $     (0.02)   $     (0.01)   $     (0.04)      $  (0.03)
                                            -----------    -----------    -----------    -----------

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